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                                                               Exhibit 4.3(A)(6)



                             CERTIFICATE OF TRUST OF
                     Chase Manhattan Auto Owner Trust 2000-A

                  This Certificate of Trust of Chase Manhattan Auto Owner Trust 2000-A (the "Trust"), dated as of November 8, 2000 is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

                  1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 2000-A.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, Rodney Square North, 1100 North Market Square, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.

                  3. This Certificate of Trust shall be effective as of the date filed.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                          WILMINGTON TRUST COMPANY, not in
                                          its individual capacity but
                                          solely as trustee of the Trust


                                          By:      /s/ Donald G. MacKelcan
                                                   --------------------------
                                                   Name:  Donald G. MacKelcan
                                                   Title:  Vice President